Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

•                  Registration Statement (Form S-8 No. 333-84281) pertaining to the 1-800-FLOWERS.COM, Inc. 1999 Stock Incentive Plan and the 1997 Stock Option Plan,

•                  Registration Statement (Form S-8 No. 333-54590) pertaining to the 1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan,

•                  Registration Statement (Form S-8 No. 333-119999) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, and

•                  Registration Statement (Form S-8 No. 333-164727) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009;

of our reports dated September 13, 2013, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of 1-800-FLOWERS.COM, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of 1-800-FLOWERS.COM, Inc. and Subsidiaries for the year ended June 30, 2013.

Jericho, New York
September 13, 2013